Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is by and between Aware, Inc., a Massachusetts corporation (“Corporation”), and ___________ (“Indemnitee”), a director or officer of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and

WHEREAS, the Corporation is subject to the provisions of the Massachusetts Business Corporation Act (the “Act”), and

WHEREAS, the By-Laws of the Corporation require the Corporation to indemnify its officers and directors to the fullest extent permitted by law and Indemnitee has been serving and continues to serve as a director or officer of the Corporation in part on reliance on such By-Laws, and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Corporation in an effective manner and Indemnitee’s reliance on the aforesaid By-Laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-Laws or any change in the composition of the Corporation’s Board of Directors or any acquisition transaction relating to the Corporation), the Corporation wishes to provide in this Agreement for indemnification of Indemnitee to the fullest extent permitted by law and as set forth in this Agreement;

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Corporation and Indemnitee agree as follows:

1.           Indemnification.  In accordance with the provisions of the Act, the Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution proceeding, or any hearing, inquiry or investigation that such Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution proceeding, whether civil, criminal, administrative, investigative or other (collectively, a “Claim”) by reason of (or arising in part out of) or in any way related to any event or occurrence related to the fact that Indemnitee is or was (or is alleged to be or to have been) a director or officer of the Corporation or any subsidiary of the Corporation, or is or was (or is alleged to be or to have been) serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of such Indemnitee while serving (or allegedly serving) in such capacity, from and against any and all losses, claims, damages, and liabilities (joint or several), judgments, fines, and penalties of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement incurred in connection with such Claim (collectively, “Damages”), and any expenses, including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any such Claim and against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations) incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any action, suit, proceeding, alternative dispute resolution proceeding, hearing, inquiry or investigation related to such Claim (collectively, “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

2.           Expenses; Indemnification Procedure.

(a)           The Corporation shall advance all reasonable Expenses incurred by Indemnitee (or that would be incurred in the absence of this Agreement) upon the terms specified in this Agreement, subject to receipt by the Corporation of (i) a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the relative standard of conduct described in the Act or that the proceeding involves conduct for which liability has been eliminated under a provision of the Corporation’s Articles of Organization, as authorized by the Act and (ii) Indemnitee’s written undertaking to repay such advances if it is determined he is not entitled to them.  The advances to be made hereunder shall be paid by the Corporation to the Indemnitee as soon as practicable but in any event no later than ten (10) days after written demand by such Indemnitee therefor to the Corporation, subject to the Corporation receiving the written affirmation and written undertaking referred to in the preceding sentence.

(b)           For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the body making an indemnification decision on behalf of the Corporation to have made a determination as to whether an Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by such body that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense to the Indemnitee’s Claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by such body or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that the Indemnitee is not so entitled.

(c)           If, at the time of the receipt by the Corporation of a notice of a Claim from Indemnitee the Corporation has D&O Insurance (as defined below) in effect which may cover such Claim, the Corporation shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of each Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

3.           Partial Indemnification; Contribution.

(a)           If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for any portion of Expenses or Damages incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses or Damages to which such Indemnitee is entitled.

(b)           If and to the extent that a final adjudication shall specify that the Corporation is not obligated to indemnify Indemnitee under this Agreement for any reason in respect of any Claim, then, to the fullest extent permitted by law, the Corporation shall contribute to the amount paid or payable by Indemnitee as a result of such Claim in such proportion as is appropriate (i) to reflect the relative benefits received by the Corporation, on the one hand, and Indemnitee, on the other hand, from the action or inaction with respect to which such Claim arose, and (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Corporation, on the one hand, and Indemnitee, on the other hand, in connection with the circumstances that resulted in such Expenses or Damages, as well as any other relevant equitable considerations.  The relative fault of the Corporation, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses or Damages.  The Corporation and each Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 3(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3(b).

4.           Additional Indemnification Rights; Nonexclusivity.

(a)            The Corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law and in accordance with the terms hereof, notwithstanding that such indemnification may not be specifically authorized by the Corporation’s Articles of Organization, the Corporation’s By-Laws or by statute.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Massachusetts corporation to indemnify a member of its Board of Directors, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a Massachusetts corporation to indemnify a member of its Board of Directors, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)           The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Corporation’s Articles of Organization, its By-Laws, any agreement, any vote of shareholders or otherwise.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity.

(c)           So long as the Indemnitee shall continue to serve in any capacity described in Section 1 and thereafter so long as there is any reasonable possibility that the Indemnitee shall be subject to any Claim by reason of the fact that the Indemnitee served in any of such capacities, the Corporation will use reasonable efforts to purchase and maintain in effect for the benefit of the Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance (“D&O Insurance”) providing, in all respects, coverage and amounts as reasonably determined by the Board of Directors.  The rights and benefits accorded to the Indemnitee under the D&O Insurance shall be the same as the rights and benefits accorded to the most favorably insured of the Corporation’s Board members.

5.           Attorneys’ Fees.  The Corporation shall pay for Indemnitee’s reasonable attorneys’ fees, costs and disbursements for any action at law or in equity necessary for Indemnitee to enforce the terms of this Indemnification Agreement or to protect his rights obtained hereunder.

6.           Limitation on Indemnification.  Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Corporation or any director or officer of the Corporation unless (a) the Corporation has joined in or the Board of Directors of the Corporation has consented to the initiation of such Claim or (b) the Claim is one to enforce Indemnitee’s rights under this Agreement.

7.           Successors and Assigns.  This Indemnification Agreement shall be binding upon the Corporation and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.

8.           Applicable Law.  This Indemnification Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

9.           Amendments.  No supplement, waiver, modification or amendment of this Indemnification Agreement shall be effective unless executed in writing by both of the parties hereto.

10.           Prior Agreements.  This Indemnification Agreement supersedes all prior agreements between the Corporation and Indemnitee with respect to the subject matter herein provided, [including, without limitation, the Indemnification Agreement dated as of [______ __, ____] by and between Indemnitee and the Corporation.

In witness whereof, the parties have signed and sealed this Indemnification Agreement this ____ day of February, 2011.

AWARE, INC.                                                                                                                           INDEMNITEE

By: _____________________________                                                                       _____________________________
       Its:                                                                                                                                       Director or Officer

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